CONSENT OF
                                 FOLEY & LARDNER


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment 10 to the Form N-6 Registration Statement of Glenbrook Life Variable Life Separate Account A (File No. 333-02581).


                               /s/ Foley & Lardner
                                            FOLEY & LARDNER


Washington, D.C.
March 26, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-02581 of Glenbrook Life Variable Life Separate Account A of Glenbrook Life and Annuity Company on Form N-6 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedule of Glenbrook Life and Annuity Company, and our report dated March 7, 2003 relating to the financial statements of Glenbrook Life Variable Life Separate Account A, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Glenbrook Life Variable Life Separate Account A), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April  21, 2003